EXHIBIT 10.1


                                    AGREEMENT

         This Agreement (the "Agreement") is made and entered into as of the 23rd day of October, 1997 by and among Atio Corporation (PTY) LTD ("Atio
(PTY)"), a corporation organized and existing under the laws of the Republic of South Africa; Atio Corporation International, Inc. ("Atio International"), a corporation organized and existing under the laws of the State of Delaware; Venturian Corp. ("Venturian"), a corporation organized and existing under the laws of the State of Minnesota; Venturian Software Enterprises, Inc. ("VSI"), a corporation organized and existing under the laws of the State of Minnesota; and Ilan Sharon ("Sharon").

         WHEREAS, Venturian, Atio International, and Atio (PTY) desire to create a joint venture to pursue the development and marketing of certain software products and certain related activities, on the terms set forth in this Agreement; and

         WHEREAS, Venturian owns 90% and Sharon owns 10% of the issued and outstanding capital stock of VSI; and

         WHEREAS, Atio (PTY) owns a majority of the issued and outstanding shares of capital stock of Atio International;

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants, and subject to the conditions, herein contained, the parties hereto agree as follows:

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                                    ARTICLE I

                  Formation and Capitalization of Joint Venture

         Section 1.1 Formation of Corporation. On or prior to the Closing Date (as hereinafter defined) the parties shall cause to be formed under the laws of the State of Minnesota a corporation named Atio Corporation USA, Inc. (the "Company"), having articles of incorporation in the form attached hereto as Exhibit A.

         Section 1.2 Capitalization. At the Closing (as hereinafter defined) and on the Closing Date, the parties shall make the following contributions to the capital of the Company (the "Capital Contributions"):

              (a) Atio (PTY) shall, on behalf of Atio International, pay to the Company the sum of U.S. $3,500,000 as follows: (A) $500,000 by wire transfer of immediately available funds in United States currency at the Closing (the "Initial Installment"), (B) $800,000 by offset against the initial prepayment for development services owing under the License, (C) $500,000 on the thirtieth day following the Closing Date, and (D) the remainder in ten installments of $170,000 each, by wire transfer of immediately available funds in United States currency on or prior to the last day of each of the ten calendar months commencing with the last day of November, 1997 and concluding with the last day of August, 1998 (the payments identified in clauses (C) and (D) being the "Deferred Installments"); provided, however, that at any time and from time to time on or after January 1, 1998, the Chief Executive Officer of the Company may cause the acceleration of all or any portion of the Deferred Installments by certifying in writing to Atio (PTY) that the accelerated amounts are required by the Company under its business plan, and upon the Company's delivery of each such certification the amounts so accelerated shall be immediately due and payable in full. Atio (PTY)'s obligation to pay the Deferred Installments shall be secured by a security interest in 28,000 of the Shares to be

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issued to Atio International pursuant hereto, under terms set forth in the
Shareholders Agreement (as defined in Section 6.3 below).

              (b) Venturian shall assign, transfer and convey to the Company:

                   (i) 1,800,000 common shares of VSI (representing 90% of the issued and outstanding shares of the capital stock of VSI), free and clear of any lien, claim or encumbrance; and

                   (ii) Venturian's right to the repayment of amounts advanced by Venturian to VSI, as evidenced by that certain Promissory Note dated September 29, 1997 by VSI in favor of Venturian (the "Venturian Note"), and all of Venturian's rights with respect to any security interests granted in connection therewith, free and clear of any lien, claim or encumbrance.

              (c) Sharon shall assign, transfer and convey to the Company 200,000 common shares of VSI (representing 10% of the issued and outstanding shares of the capital stock of VSI), free and clear of any lien, claim or encumbrance.

         Section 1.3 Issuance of Shares. At the Closing the parties shall cause the Company to issue to the following parties the following respective numbers of common shares of the Company's capital stock (the "Shares"):

                                                       Number of Shares
                     Name of Party                       to be Issued
                  -----------------------------------------------------

                  Atio International                   2,000,000 shares
                  Venturian                            1,800,000 shares
                  Sharon                                 200,000 shares

Such shares, when so issued, shall be duly and validly issued, fully paid and nonassessable (subject, in the case of the Shares issued to Atio International, to the obligation of Atio (PTY) to pay the Deferred Installments).

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         Section 1.4 Alternative Structure. In the event that, prior to the
Closing, VSI reaches agreement with Netcall Technologies Ltd. ("Netcall") terminating that certain Software Distribution Agreement dated July 4, 1996 between Netcall and VSI (the "Netcall Agreement") or modifying Section 6.7 of the Netcall Agreement to permit VSI to market software competitive with the Software (as defined in the Netcall Agreement), then in lieu of the formation of the Company and the Capital Contributions and share issuances contemplated in Sections 1.1, 1.2 and 1.3 above, Atio (PTY) shall make to VSI the capital contributions contemplated to be made by Atio (PTY) to the Company in Subparagraphs 1.2(a)(i) and (ii) above and VSI shall, in consideration thereof, issue to Atio International 2,000,000 common shares of the capital stock of VSI (which shares, when so issued, shall be duly and validly issued, fully paid and nonassessable). In such event, VSI shall be a party to the Shareholders Agreement (as defined in Article VI below) and the License Agreement in lieu of the Company and the other references in this Agreement to "the Company" shall be deemed to refer to VSI to the extent consistent with the provisions of this
Section 1.4. The parties acknowledge, however, that Atio (PTY) would not make to VSI the capital contributions contemplated to be made by it herein, and Atio International would not accept shares in VSI as contemplated herein, if VSI continued to owe to Venturian the amounts evidenced by the Venturian Note. Accordingly, it shall be a condition to the obligation of Atio (PTY) to contribute to VSI the amounts contemplated in this Section 1.4 that, prior thereto, Venturian make, as a Capital Contribution to VSI but in exchange for no additional shares of the capital stock or securities of VSI, Venturian's right to receive all amounts owing by VSI to Venturian as evidenced by the Venturian Note, other than any amounts advanced by Venturian to VSI after August 31, 1997 (the "Post-August Advances"). Promptly following the Closing, VSI shall repay to Venturian the Post-August Advances. If the transactions contemplated

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herein are consummated under the Alternative Structure set forth in this Section
1.4, the parties shall, promptly following the Closing, change the name of VSI to Atio Corporation in USA, Inc.

         Section 1.5 Time and Place of the Closing. The closing of the transactions contemplated herein shall take place at the offices of Leonard, Street and Deinard in Minneapolis, Minnesota at 10:00 A.M., local time, on October ___, 1997; provided, however, that if any of the conditions set forth in Articles VI and VII of this Agreement has not been satisfied (or waived) by such date, then such closing shall take place on a subsequent date, which shall be determined by the mutual agreement of Atio (PTY) and Venturian. Throughout this Agreement, such event is referred to as the "Closing" and such date and time are referred to as the "Closing Date."

         Section 1.6 Procedure at the Closing. At the Closing, the parties agree to take the following steps in the order listed below (provided, however, that upon their completion all such steps shall be deemed to have occurred simultaneously):

              (a) Venturian shall deliver to Atio (PTY) evidence, in such form as in each case is reasonably satisfactory to Atio (PTY), that each of the conditions to the obligation of Atio (PTY) and Atio International set forth in
Article VI of this Agreement has been satisfied.

              (b) Atio (PTY) shall deliver to Venturian evidence, in such form as in each case is reasonably satisfactory to Venturian, that each of the conditions to the obligations of Venturian and Sharon set forth in Article VII of this Agreement has been satisfied.

              (c) The Distribution Agreement, the Shareholders Agreement and the Employment Services Agreement (each as defined in Articles VI and VII hereof) shall be executed and delivered by the respective parties thereto.

              (d) Atio (PTY), Atio International and the Company shall execute the License.

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              (e) Atio (PTY) shall pay to the Company the Initial Installment in accordance with subparagraph 1.2(a) above.

              (f) Unless the transactions are consummated pursuant to Section
1.4 above, Venturian and Sharon shall deliver to the Company certificates representing their respective Shares in VSI, duly endorsed for transfer or accompanied by duly executed Assignments Separate From Certificate, and Venturian shall executive and deliver to the Company an assignment of its rights under the Venturian Note (other than with respect to the Post-August Advances) and any security therefor.

              (g) The Company shall issue to Atio International, Venturian and Sharon certificates representing the Shares to be issued to each of them.

              (h) The Company, Atio International, Venturian and Sharon shall execute and deliver a cross receipt acknowledging receipt, respectively, of the Shares and the Capital Contributions.

         Section 1.7 License. At the Closing, Atio International and Atio PTY shall grant to the Company a royalty-free license, in the form and on the terms and conditions set forth in a Technology License, Transfer and Development Agreement to be agreed to among the parties (the "License"), which License shall, among other matters, (A) provide the Company with exclusive rights on a royalty free basis with respect to Atio (PTY)'s AtioCall(TM) product (such product is hereinafter referred to as the "AtioCall Product" and such rights are hereinafter referred to as the "AtioCall Product Rights"), (B) provide for the transfer to the Company of the AtioCall Product Rights no later than December 31, 1999, unless the Company (directly or through VSI) is not then actively engaged in the marketing of computer telephony products as defined in the License, (C) provide for Atio (PTY) to furnish certain development services in

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connection therewith for compensation according to a quarterly budget agreed upon by the parties, and (D) provide for the Company to pay an initial prepayment for such development services by offset of amounts owing by Atio
(PTY) to the Company under subsection 1.2(a) above.


                                   ARTICLE II

               Representations and Warranties of Venturian and VSI

         In order to induce Atio (PTY) and Atio International to enter into this Agreement and to consummate the transactions contemplated hereunder, VSI and Venturian jointly make the representations and warranties set forth in Sections
2.1 through 2.27 below, and Sharon makes the representations and warranties set forth in Sections 2.28 and 2.29 below, in each case as of the date hereof and as of the Closing Date (except that, as of the Closing Date, such representations and warranties are subject to changes arising out of the operation by VSI of its business in the ordinary course and in compliance with the terms of this Agreement between the date of this Agreement and the Closing Date, which changes shall not, individually or in the aggregate, be materially adverse):

         Section 2.1 Organization, Power and Authority of VSI. VSI is a corporation duly organized and legally existing in good standing under the laws of Minnesota, and has full corporate power and authority, and all requisite rights, licenses, permits and franchises to own, lease and operate its assets and to carry on its business as it is now being conducted. VSI is duly licensed, registered and qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership, leasing or operation of its assets or the conduct of its business requires such qualification, except where the failure to be so licensed, registered or qualified would not have a

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material adverse effect upon its business or assets. The Disclosure Schedule sets forth each state or other jurisdiction in which VSI is licensed or qualified to do business. VSI has delivered to the Atio (PTY) an accurate, correct and complete copy of its charter and by-laws and each agreement, trust, proxy or other arrangement among its stockholders.

         Section 2.2 Validity. This Agreement has been, and the documents to be delivered at Closing will be, duly executed and delivered by VSI and Venturian and constitute lawful, valid and legally binding obligations of VSI and Venturian, enforceable in accordance with their respective terms. Except as set forth in the Disclosure Schedule, the execution and delivery of this Agreement by VSI and Venturian and the consummation by VSI and Venturian of the transactions contemplated hereb will not result in the creation of any lien, charge or encumbrance of any kind upon the assets of VSI or give rise to the right of any party to terminate or accelerate any indebtedness or other obligation of VSI, and are not prohibited by, do not violate any provision of, and do not constitute a default under or a breach of (a) the Articles of Incorporation or By-laws of VSI, (b) any note, bond, indenture, contract, agreement, permit, license or other instrument to which VSI is a party or by which VSI or its respective assets is bound, (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or (d) any law, rule or regulation applicable to VSI. No approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other governmental authority, is required for the execution and delivery by VSI or Venturian of this Agreement or the consummation by VSI and Venturian of the transactions contemplated hereby.

         Section 2.3 Capital Stock of VSI. The authorized capital of VSI consists solely of 11,000,000 common shares, $ .01 par value per share, 2,000,000 shares of which are issued and outstanding. All voting rights in VSI are vested exclusively in its common shares. All of the issued

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and outstanding shares of VSI are validly authorized and issued, fully paid and non-assessable. The Disclosure Schedule sets forth the name and the number of shares of VSI owned by each shareholder of record as of the date hereof, and the name of each person having an option to acquire shares of VSI and the number of shares subject to each such option. Except as set forth on the Disclosure Schedule, there are no outstanding subscriptions, convertible or exchangeable securities, preemptive rights, calls, warrants, options or rights or agreements of any kind (other than this Agreement) to acquire from VSI any shares or securities of any kind. Except as set forth on the Disclosure Schedule, VSI has no obligation to acquire any of its issued and outstanding shares or any other security issued by it from any holder thereof. Except as set forth in the Disclosure Schedule, there are no preemptive rights existing with respect to VSI's shares. There are no voting trusts or other agreements, arrangements or understandings applicable to the exercise of voting or any other rights with respect to any shares of VSI, other than the Amended and Restated Shareholders Agreement among VSI, Venturian and Sharon, whic shall be terminated automatically and immediately upon the closing of the transactions contemplated herein. In the event that the transactions contemplated herein are consummated pursuant to Section 1.4 above, title to the Shares issued by VSI to Atio International pursuant to this Agreement shall (subject to the performance by Atio International of its obligations hereunder) be good and indefeasible, free and clear of all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements and other limitations, encumbrances and restrictions of any kind other than those arising under the Shareholders Agreement.

         Section 2.4 Subsidiaries of VSI. VSI has no equity interest, or the right or obligation to acquire an equity interest, in any other person or entity.

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         Section 2.5 Financial Statements of VSI. VSI has previously delivered to Atio (PTY) VSI's December 31, 1996, March 31, 1997, and August 31, 1997 unaudited financial statements, a copy of each of which is attached to the Disclosure Schedule (the "Financial Statements"). Such financial statements present fairly the financial position of VSI at each of the dates thereof and the results of its operations for each of the periods covered, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as may be disclosed in the notes thereto or in the Disclosure Schedule.

         Section 2.6 Litigation Involving VSI. Except as set forth in the Disclosure Schedule, there are no actions, suits, proceedings, legal complaints or charges, hearings, investigations or arbitration proceedings pending or to the best knowledge of VSI threatened against VSI or any of its assets or properties. There are no outstanding orders, decrees, writs, injunctions or stipulations issued by any local, state or federal governmental or judicial authority to which VSI is subject or to which VSI is or was a party.

         Section 2.7 License Agreements and Distribution Agreements. The Disclosure Schedule sets forth a true and complete list of all license and distribution agreements pursuant to which VSI markets or distributes products (collectively, the "License Agreements"). VSI has previously delivered to Atio
(PTY) true and complete copies of all of the License Agreements. Except as set forth in the Disclosure Schedule, VSI is not in breach of or default under any of the License Agreements and no event, act or omission has occurred or circumstance exists that, with the giving of notice or the passage of time or both, would constitute such a breach or default. To the best of VSI's knowledge, except as set forth in the Disclosure Schedule, no other party to any of the License Agreements is in breach or default thereunder, and no event or omission has occurred or circumstance

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exists that, with the giving of notice or the passage of time or both, would constitute such a breach or default.

         Section 2.8 Transactions with Affiliates. Since August 31, 1997, there has not been any dividend or other distribution of assets by VSI. Except as set forth in the Disclosure Schedule, no Affiliate:

              (a) owns, directly or indirectly, any debt, equity or other interest or investment in any corporation, association or other entity which is a competitor, lessor, lessee, customer, supplier or advertiser of VSI or its business;

              (b) has any cause of action or other claim whatsoever against or owes any material amount to, or is owed any material amount by, VSI;

              (c) has any interest in or owns any property or right used in the conduct of the business of VSI;

              (d) has lent or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of VSI;

              (e) is a party to any contract, lease, agreement, arrangement or commitment used in the business of VSI; or

              (f) received from or furnished to VSI any goods or services (with or without consideration) since August 31, 1997.

The term "Affiliate" shall mean (i) any officer or director of VSI or any owner of 5% or more of the issued and outstanding capital stock of VSI (a "5% Stockholder"), (ii) any member of the immediate family (including spouse, brother, sister, descendant, ancestor or in-law) of any officer or director of VSI or 5% Stockholder, (iii) any corporation, partnership, trust or other entity in which any of the foregoing owns 5% or more of the equity interests or of which any of

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the foregoing are discretionary beneficiaries, and (iv) any entity that controls, or is controlled by, or is under common control with any of the foregoing.

         Section 2.9 Interim Change. Since August 31, 1997, except as set forth in the Disclosure Schedule, there has not been (a) any material adverse change in the financial condition, assets, properties, liabilities, personnel or business of VSI or in its relationships with suppliers, customers, distributors, lenders, lessors or others, except changes in the ordinary course of business (recognizing that VSI has since its inception, and continues to, operate at a loss); (b) any damage, destruction or other casualty loss, whether or not covered by insurance, materially adversely affecting the business or assets of VSI; (c) any forgiveness or cancellation of debts or claims, waiver of any rights or any discharge or satisfaction of any lien, charge or encumbrance or payment of any liability or obligation, other than current liabilities in the ordinary course of business; (d) any material change in the credit practices of VSI or in the methods or accounting principles used in maintaining it books, accounts or business records. Since August 31, 1997, VSI has not incurred or become subject to, or agreed to incur or become subject to, any liability or obligation, contingent or otherwise, except current liabilities and contractual obligations in the ordinary course of business in amounts consistent with past practices.

         Section 2.10 Accounts Receivable. The Disclosure Schedule sets forth an accurate, correct and complete list of all outstanding accounts and notes receivable as of August 31, 1997, showing which are current and which are past due. All outstanding accounts and notes receivable reflected on the Financial Statements are due and valid claims against account debtors for goods or services delivered or rendered, subject to no defenses, offsets or counterclaims known to VSI. All receivables arose in the ordinary course of business. No receivables are subject to prior assignment, claim, lien or security interest.

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         Section 2.11 Insurance. The Disclosure Schedule sets forth an accurate, correct and complete list of all binders, policies of insurance or fidelity bonds ("Insurance") maintained by VSI or in which VSI is a named insured. Except as set forth on the Disclosure Schedule, all of the Insurance is maintained in Venturian's name with VSI named as an additional insured. Neither VSI nor Venturian makes any representation or warranty as to what Insurance will be available upon the closing of the transactions contemplated herein or what the cost thereof will be. Except as set forth in the Disclosure Schedule, there are no pending or asserted claims against any Insurance as to which any insurer has denied liability, and there are no claims under any Insurance that have been disallowed or improperly filed. During calendar year 1996 and calendar year 1997 through August 31, VSI has made no claims under its property or casualty insurance. No notice of cancellation or nonrenewal with respect to, or material increase of premium for, any insurance has been received by VSI.

         Section 2.12 Title to Assets. VSI is the sole and exclusive legal and equitable owner of all right, title and interest in, and has good and marketable title, to all of the assets listed on the Financial Statements. Except as set forth on the Disclosure Schedule, none of the assets of VSI are subject to (a) any contract of lease, license or sale; (b) any security interest, mortgage, pledge, lien, charge or encumbrance of any kind or character, direct or indirect, whether accrued, absolute, contingent or otherwise, except liens and encumbrances which do not materially interfere with the present use thereof; (c) any royalty or commission arrangement; or (d) any claim, covenant or restriction. VSI's assets are in good operating condition and repair (reasonable wear and tear excepted), are suitable for the purposes for which they are presently being used, and are adequate to meet all present and reasonably anticipated future requirements of its business as presently conducted.

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         Section 2.13 Real Estate Leases. The Disclosure Schedule sets forth an accurate, correct and complete list of all real property leased or subleased by VSI, including identification of the lease or sublease, street address, and list of contracts, agreements, leases, subleases, options and commitments with respect thereto to which VSI is a party (the "Real Estate Leases"). VSI has been in peaceable possession of the premises covered by each Real Estate Lease since the commencement of the original term of such Lease. VSI has delivered to the Purchaser accurate, correct and complete copies of each Real Estate Lease.

         Section 2.14 Personal Property Leases. The Disclosure Schedule sets forth an accurate, correct and complete list of all leases or bailments of personal property to which VSI is a party (the "Personal Property Leases"). VSI has been in peaceable possession of the property covered by each Personal Property Lease since the commencement thereof. VSI has delivered to the Purchaser an accurate, correct and complete copy of each Personal Property Lease.

         Section 2.15 Intellectual Property. The Disclosure Schedule sets forth an accurate, correct and complete list of all patents, trademarks, trademark rights, trade names, trade styles, trade dress, product designations, service marks, copyrights (the "Intellectual Property") and applications for any of the foregoing owned by VSI and a complete list of all licenses and other agreements relating to any Intellectual Property owned by any third party as to which VSI has marketing or distribution rights. None of the Intellectual Property owned by VSI is subject to any extensions, renewals, taxes or fees due within ninety (90) days after Closing. Except as set forth in the Disclosure Schedule, with respect to the Intellectual Property owned by VSI: (a) VSI is the sole and exclusive owner and has the sole and exclusive right to use such Intellectual Property;
(b) no action, suit, proceeding or investigation is pending or, to VSI's knowledge, threatened; (c) none of such Intellectual Property interferes with, infringes upon, conflicts with or otherwise violates the rights of others or, to VSI's knowledge, is

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being interfered with or infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation or charge; (d) there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of such Intellectual Property; (e) VSI has not agreed to indemnify any person for or against any infringement of or by such Intellectual Property; (f) VSI has no knowledge of any patent, invention or application therefor or similar property which VSI believes would infringe upon any of such Intellectual Property or render obsolete or adversely affect the distribution or sale of products or services currently distributed or sold by VSI based upon such Intellectual Property; (g) all items of Intellectual Property are properly registered under applicable law. Except as set forth in the Disclosure Schedule, with respect to the Intellectual Property owned by a third party as to which VSI has marketing or distribution rights: (h) to VSI's knowledge, no action, suit, proceeding or investigation is pending or threatened; (i) there are no royalty, commission or similar arrangements, sublicenses or other agreements pertaining to such Intellectual Property as to which VSI is a party; and (j) VSI has not agreed to indemnify any person for or against any infringement of or by such Intellectual Property. VSI is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local or other governmental agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into and is not a party to any contract which restricts or impairs the use of any Intellectual Property other than the contracts identified in the Disclosure Schedule. VSI has all right, title and interest necessary for the non-infringing publication, reproduction, distribution, and importation of the Intellectua Property in the manner VSI presently conducts its business.

         Section 2.16 Customers and Suppliers. All sales contracts and orders with customers and suppliers entered into by or on behalf of VSI were entered into in the ordinary course of business. The Disclosure Schedule sets forth an accurate, correct and complete list of all sales by VSI over the

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last two years. Based on the actual knowledge of VSI, except as set forth in the
Disclosure Schedule, VSI has no reason to believe that any of its customers or suppliers will cease to do business with it because of the transactions contemplated herein. Neither VSI, nor any of its officers or employees has, directly or indirectly, given or agreed to give any rebate, gift or similar benefit to any supplier, customer, distributor, broker, governmental employee or other person who was, is or may be in a position to help or hinder the business (or assist in connection with any actual or proposed transaction) which subjects VSI, the Company or Atio (PTY) to any damage or penalty in any civil, criminal or governmental litigation or proceeding or which would have a material adverse effect on VSI's business.

         Section 2.17 Employees.

              (a) Contracts. The Disclosure Schedule sets forth an accurate, correct and complete list and summary description of all legally binding agreements, arrangements and understandings with officers, directors and employees of VSI regarding services to be rendered, terms and conditions of employment, and compensation (the "Employment Contracts").

              (b) Compensation. The Disclosure Schedule sets forth an accurate, correct and complete list of all employees of VSI, including name, title or position, present annual compensation (including bonuses, commissions and deferred compensation), date of hire and any interests in any incentive compensation plan. The Disclosure Schedule sets forth an accurate, correct and complete list of each employee who is entitled to receive supplementary retirement benefits or allowances, and the estimated amounts of such payments. Since August 31, 1997, except in ordinary course of business, VSI has not (i) paid, or made any accrual or arrangement for the payment of, bonuses or special compensation of any kind, including any severance or termination pay, to any present or former officer or employee, (ii) made any general wage or salary increases, or (iii) increased or

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altered any other benefits or insurance provided to any employee. No employee is eligible for payments that would constitute " parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

              (c) Disputes. To the knowledge of VSI, there are no controversies pending or threatened involving any group of employees, except individual grievances which, in the aggregate, are not material. VSI has not suffered or sustained any work stoppage and, to the knowledge of VSI, no such work stoppage is threatened. To the knowledge of VSI, no union organizing or election activities are in progress or threatened. No union or collective bargaining agreement exists to which VSI is a party.

              (d) Compliance. VSI has complied in all material respects with all laws, rules and regulations relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, occupational health and safety, severance, and the payment of social security and other taxes.

         Section 2.18 Employment Benefit Plans.

              (a) Benefit Plans. The Disclosure Schedule sets forth an accurate, correct and complete list of all "welfare benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (all the foregoing being herein called "Benefit Plans") maintained or contributed to by VSI or any other organization which is a member of a controlled group of organizations that includes VSI (within the meaning of Section 414(b), (c), (m) or (o) of the Code).

              (b) Compliance with the Code and ERISA. Except as set forth in Disclosure Schedule, VSI and each Benefit Plan (and any related trust agreement or annuity contract or any other funding instrument) in all material respects comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA and the Code (including, but not limited to, (i) where required in order to be tax-qualified, Section 401(a) of the Code and Section 410(b) of the Code and (ii) Code Section 4980B relating to health coverage continuation) and all other applicable laws, rules and regulations; all necessary governmental approvals for the Benefit Plans have been obtained; and, where available, a favorable determination as to the qualification under the Code of each of the Benefit Plans and each amendment thereto has been made by the Internal Revenue Service. Except as set forth in the Disclosure Schedule, the Benefit Plans that are employee pension benefit plans have received determination letters from the Internal Revenue Service to the effect that such Benefit Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of VSI has revocation been threatened, nor has any such Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification.

              (c) Administration. Each Benefit Plan has been administered to date in material compliance with the requirements of the Code and ERISA. Except as set forth in the Disclosure Schedule, all contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made. All premiums, late fees, interest or penalties relating to the Benefit Plans have been paid. All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any government agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed. Except as set forth in the Disclosure Schedule, there are no investigations by any governmental agency, termination proceedings, participant claims or litigation, fiduciary liability insurance claims, or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any material liability, nor, to the knowledge of VSI, are there any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding. No event has occurred and no condition exists under any Benefit Plan that would subject VSI to any tax under Code Sections 4971, 4972, 4977, 4979, or 4980B(f) or to a fine under ERISA Section 502(c). There are no leased employees (as defined in Section 414(1) of the Code) that must be taken into account under any Benefit Plan.

              (d) Prohibited Transactions. No "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred which involves the assets of any Benefit Plan and which could subject VSI or any of its employees, or a trustee, administrator or other fiduciary of any Benefit Plan to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA. During the last three years, no Benefit Plan has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect thereto. VSI has not engaged in any transaction or acted or failed to act in a manner which could subject VSI to any liability for breach of fiduciary duty under ERISA or any other applicable law.

              (e) Multi-Employer Plans. At no time has VSI been required to contribute to any "multi-employer pension plan" (as defined in Section 3(37) of ERISA) or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, or announced an intention to withdraw, but not yet completed such withdrawal, from any multi-employer pension plan.

         Section 2.19 Licenses and Permits. The Disclosure Schedule contains an accurate, correct and complete list of each material license, permit, certificate, approval, exemption, franchise, registration, variance, accreditation or authorization issued to VSI (collectively, the "Licenses and Permits"). The Licenses and Permits are valid and in full force and effect and there are not pending or, to the knowledge of VSI, threatened, any proceedings which could result in the termination revocation, limitation or impairment of any License or Permit. VSI has all licenses, permits, certificates, approvals, franchises, registrations, accreditations and other authorizations that are necessary or appropriate in order to enable it to own and conduct its business and to lease or occupy its real property in the manner such business is owned and conducted and such real property is leased or occupied.

         Section 2.20 Material Contracts. The Disclosure Schedule sets forth an accurate, correct and complete list of all instruments, commitments, agreements, arrangements and understanding to which VSI is a party or by which VSI is bound, or by which any of its assets are subject or bound, or pursuant to which VSI is a beneficiary, meeting any of the descriptions set forth below (the "Material Contracts"):

              (a) Real Estate Leases, Personal Property Leases, License Agreements, Employment Contracts, Benefit Plans and Licenses and Permits;

              (b) Any contract for capital expenditures or for the purchase of goods or services in excess of $10,000, except those incurred in the ordinary course of business and to be performed in six months or less;

              (c) Any purchase order, agreement or commitment obligating VSI to sell or deliver any product or service at a price which does not cover the cost (including labor, materials and production overhead) plus the customary profit margin associated with such product or service;

              (d) Any instrument evidencing indebtedness, any liability for borrowed money, any obligation for the deferred purchase price of property in excess of $10,000 (excluding normal trade payables), or any instrument guaranteeing any indebtedness, obligation or liability;

              (e) Any joint venture, partnership, cooperative arrangement or any other agreement involving a sharing of profits;

              (f) Any advertising contract not terminable without payment or penalty on sixty (60) days (or less) notice;

              (g) Any contract with any government or any agency or instrumentality thereof;

              (h) Any contract with respect to the discharge, storage or removal of effluent, waste or pollutants;

              (i) Any license or royalty agreement;

              (j) Any power of attorney, proxy or similar instrument;

              (k) The Articles of Incorporation and By-laws of VSI and any agreement among its stockholders;

              (l) Any contract for the purchase or sale of any of its assets other than in the ordinary course of business or granting an option or preferential rights to purchase or sell any assets;

              (m) Any contract to indemnify any party or to share tax liability of any party;

              (n) Any contract for the purchase or sale of foreign currency or otherwise involving foreign exchange transactions;

              (o) Any contract containing covenants not to compete in any line of business or with any person in any geographical area;

              (p) Any contract relating to the acquisition of a business or the equity of any other person;

              (q) Any contract relating to the purchase or sale of a portion of VSI's requirements or output; and

              (r) Any other contract, commitment, agreement, arrangement or understanding to which VSI is a party (other than those excluded by an express exception from the descriptions set forth in subsections (a) through (q) above) which (i) provides for the payment or performance by either party thereto having an aggregate value of $25,000 or more, (ii) is not terminable without payment or penalty on sixty (60) days (or less) notice, or (iii) is between an Affiliate and VSI; and

              (s) Any arrangement currently under active negotiation of a type that if entered into would be a Material Contract. Accurate, correct and complete copies of each Material Contract have been delivered to Atio (PTY). Each Material Contract is in full force and effect, and to VSI's knowledge, is valid, binding and enforceable in accordance with its terms. Except as set forth in the Disclosure Schedule, VSI and, to VSI's knowledge each other party, to a Material Contract, has complied with all material commitments and obligations on its part to be performed or observed under each Material Contract. Except as set forth i the Disclosure Schedule, no event has occurred that is or, after the giving of notice or passage of time or both, would constitute, a default under or a breach of any Material Contract by VSI or, to the knowledge of VSI, by any other party. VSI has not received or given notice of an intention to cancel or terminate a Material Contract or to exercise or not exercise options or rights under a Material Contract. Except as set forth in the Disclosure Schedule, VSI has received no notice of a default, offset or counterclaim under any Material Contract, or any other communication calling upon VSI to comply with any provision of any Material Contract or ascertaining noncompliance.

         Section 2.21 Taxes.

              (a) Filings. There has been filed or will be filed, on VSI's behalf, all returns, declarations and reports and all information returns and statements (collectively, "Returns") required to be filed with respect to all foreign, federal, state, county, local and other taxes of every kind and however measured, including income, gross receipts, excise, franchise, property, value added, import duties, employment, payroll, sales and use taxes and any additions to tax and any interest or penalties thereon (collectively, "Taxes") for any period ending on or before the Closing Date. As of the time of filing, the Returns correctly reflected, and Returns not yet filed as of the date hereof will correctly reflect, the income, business, assets, operations, activities and status of VSI and any other information required to be shown thereon. VSI has timely paid or made provision for all Taxes shown as due and payable on its Returns required to be filed or sent prior to the date hereof and will timely pay all Taxes that will be shown as due and payable on its Returns required to be filed or sent after the date hereof. All required Tax estimates, deposits, prepayments and similar reports or payments of VSI for current periods have been properly made. VSI is not delinquent in the filing of any Return or the payment of any Tax and, except as reflected in the Disclosure Schedule, has not requested any extension of time within which to file any Return. VSI has made available to Atio (PTY) accurate correct and complete copies of all federal and state income tax Returns for the last three (3) fiscal years.

              (b) Compliance. VSI has withheld amounts from employees, as required under applicable law, and has filed all Returns with respect to employee income Tax withholding and social security and unemployment Taxes in compliance with the tax withholding provisions of the Code and other applicable foreign, Federal, state or local laws.

              (c) Disputes. There are no Tax liens on any assets of VSI and no basis exists for the imposition of any such liens (other than liens for taxes not yet due and payable). To the knowledge of VSI, no adjustment of or deficiency for any Tax or claim for additional Taxes has been proposed, threatened, asserted or assessed against VSI. There are no audit examinations being conducted or, to the knowledge of VSI, threatened, and there is no deficiency or refund litigation or controversy in progress or, to the knowledge of VSI, threatened, with respect to any Taxes previously paid by VSI or with respect to any returns previously filed by or on behalf of VSI. VSI has no extension or waiver of any statute of limitations relating to the assessment or collection of Taxes. There are in effect no powers of attorney or other authorizations to any persons to represent VSI with respect to any Tax.

         Section 2.22 Product Warranty. All products manufactured, processed, distributed, shipped or sold by VSI and any services rendered by it have been in conformity with all applicable contractual commitments and expressed or implied warranties of VSI. No liability exists or will arise for repair, replacement or damage in connection with sales or deliveries prior to the Closing Date in excess of $50,000.00.

         Section 2.23 Absence of Undisclosed Liabilities. Except to the extent reflected on the balance sheet dated August 31, 1997 or the Disclosure Schedule, VSI does not have any indebtedness, liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, related to or arising from the operation of its business or the ownership, possession or use of its assets through the Closing Date, other than indebtedness, liabilities and obligations arising in the ordinary course of business which are not in aggregate materially adverse.

         Section 2.24 Compliance with Law and Rights of Others. The assets of VSI conform to all applicable statutes, codes, ordinances, licensing requirements, laws, rules and regulations, except for such violations as do not materially impair or interfere with the use for which such assets are employed. VSI has complied in all material respects with all statutes, codes, ordinances, licensing requirements, laws, rules, regulations, decrees, awards and orders applicable to its business o operations, including those relating to employment, environmental matters, employee benefits, the production, marketing, sale and distribution of products, labeling of products, trade regulation, antitrust, warranties and control of foreign exchange; and there is not any liability of VSI arising from or related to any violations thereof. To the best of VSI's knowledge, the operation of its business is in all material respects in compliance with all Material Contracts and the Intellectual Property rights of others.

         Section 2.25 Disclosure. The representations and warranties of the Company and Venturian contained in this Agreement and the Disclosure Schedule are accurate, correct and complete in all material respects, and do not contain any untrue statement of a material fact or, considered in the context in which presented, omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading.

         Section 2.26 Magic Division. The Disclosure Schedule accurately sets forth the sales, cost of sales, and gross margin for VSI's Magic Division for the seven month period ended July 31, 1997 and the twelve month period ended December 31, 1996, determined in accordance with the methods used by VSI for the preparation of its internal financial statements in the ordinary course of business, and VSI's forecast for its performance through December 31, 1997. Recognizing that such forecast is not a statement of fact, neither VSI nor Venturian makes any representation or warranty as to it, but Venturian believes in good faith that the performance of VSI's Magic Division through December 31, 1997 will not be materially adverse to that reflected in such forecast.

         Section 2.27 Restrictions on Transferability. Venturian acknowledges that the Shares are not being registered under the United States Securities Act of 1933 or relevant state securities laws but are being offered and sold pursuant to exemptions from such laws, and that the Company's reliance upon such exemptions is predicated in part on Venturian's representations as contained herein. The Shares being issued to Venturian are being purchased for Venturian's own account, for investment, and without the intention or reselling or distributing the same. Venturian has not made any agreement with others regarding any of the Shares, and Venturian's financial condition is such that it is not likely that it will be necessary to dispose of any of the Shares in the foreseeable future. Venturian is aware that, in the view of the Securities and Exchange Commission, a purchase of shares with intent to resell by reason of any foreseeable specific contingency or anticipated market value, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares and for which the Shares were pledged as security, would represent an intent inconsistent with the representations set forth above. Venturian further represents and agrees that if, contrary to the foregoing intentions, it should later desire to dispose of or transfer any of the Shares in any manner, it shall not do so without first obtaining (1) the opinion of counsel to the Company that such proposed disposition or transfer lawfully may be made without registration of such Shares pursuant to the Securities Act of 1933 and applicable state securities laws, or (2) such registration (it being expressly understood that the Company shall not have any obligation to register the Shares for such purpose).

         Section 2.28 Validity to Sharon. This Agreement has been, and the documents to be delivered at the Closing will be, duly executed and delivered by Sharon and constitute lawful, valid and legally binding obligations of Sharon, enforceable in accordance with their respective terms. Except as set forth in the Disclosure Schedule, the execution and delivery of this Agreement by

Sharon and the consummation by Sharon of the transactions contemplated hereby are not prohibited by, and d not violate any provision of, and do not constitute a default under or a breach of (a) any note, bond, indenture, contract, agreement, permit, license or other instrument to which Sharon is a party or by which Sharon or his assets are bound, (b) any order, writ, injunction, decree or judgment of any court or governmental agency, or (c) any law, rule or regulation applicable to Sharon. No approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other governmental authority, is required for the execution and delivery by Sharon of this Agreement or the consummation by Sharon of the transactions contemplated hereby.

         Section 2.29 Restrictions on Transferability. Sharon acknowledges that the Shares are not being registered under the United States Securities Act of 1933 or relevant state securities laws but are being offered and sold pursuant to exemptions from such laws, and that the Company's reliance upon such exemptions is predicated in part on Sharon's representations as contained herein. The Shares being issued by Sharon are being purchased for Sharon's own account, for investment, and without the intention or reselling or distributing the same. Sharon has not made any agreement with others regarding any of the Shares, and Sharon's financial condition is such that it is not likely that it will be necessary to dispose of any of the Shares in the foreseeable future. Sharon is aware that, in the view of the Securities and Exchange Commission, a purchase of Shares with intent to resell by reason of any foreseeable specific contingency or anticipated market value, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares and for which the Shares were pledged as security, would represent an intent inconsistent with the representations set forth above. Sharon further represents and agrees that if, contrary to the foregoing intentions, it should later desire to dispose of or transfer any of the shares in any manner, it shall not do so without first obtaining (1) the opinion of counsel to the Company that such proposed disposition or transfer lawfully may be made without registration of such Shares pursuant to the Securities Act of 1933 and applicable state securities laws, or (2) such registration (it being expressly understood that the Company shall not have any obligation to register the Shares for such purpose).


                                   ARTICLE III

       Representations and Warranties of Atio (PTY) and Atio International

         In order to induce Venturian, VSI and Sharon to enter into this Agreement and to consummate the transactions contemplated hereunder, Atio (PTY) and Atio International, jointly and severally, make the following representations and warranties to Venturian, VSI and Sharon, as of the date hereof and as of the Closing Date:

         Section 3.1 Organization, Power and Authority of Atio (PTY). Atio (PTY) is a corporation duly organized and validly existing under the laws of the Republic of South Africa, with full corporate power and authority to own or lease its properties, to carry on its business as it is now being conducted, and to enter into this Agreement and carry out the transactions and agreements contemplated hereby (subject to the approval of its Board of Directors as contemplated in Sectio 6.8 below). Atio International is a corporation duly organized and validly existing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties, to carry on its business as it is now being conducted and as contemplated in connection herewith, and to enter into this Agreement and carry out the transaction and agreements contemplated hereby (subject to the approval of its Board of Directors as contemplated in Section 6.8 below).

         Section 3.2 Access to Information. Atio (PTY) and Atio International have each been provided information regarding VSI, including without limitation access to VSI's employees, facilities, and corporate and financial books and records and opportunities to question Gary Rappaport, Sharon and David Van Daele, in order for Atio (PTY) to conduct its due diligence.

         Section 3.3 Projections. Atio (PTY) and Atio International each recognize that any financial projections, assumptions or estimates concerning the business or affairs of VSI are not statements of fact, and that no representation or warranty is made by Venturian or VSI or any officer, director, shareholder, employee or agent thereof, with respect to the accuracy of such projections, assumptions or estimates or with respect to the future operations or the amount of any future income or loss of VSI.

         Section 3.4 Restrictions on Transferability. Atio (PTY) and Atio International each acknowledge that the Shares are not being registered under the United States Securities Act of 1933 or relevant state securities laws but are being offered and sold pursuant to exemptions from such laws, and that the Company's reliance upon such exemptions is predicated in part on Atio (PTY)'s and Atio International's representations as contained herein. The Shares to be issued to Atio International hereunder are being purchased for Atio International's own account, for investment and without the intention of reselling or redistributing the same. Neither Atio (PTY) nor Atio International has made any agreement with others regarding any of the Shares, and Atio International's financial condition is such that it is not likely that it will be necessary to dispose of any of the Shares in the foreseeable future. Atio
(PTY) and Atio International are each aware that, in th view of the Securities and Exchange Commission, a purchase of Shares with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market value, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares and for which the Shares were pledged as security, would represent an intent inconsistent with the representations set forth above. Atio International further represents and agrees that if, contrary to the foregoing intentions, it should later desire to dispose of or transfer any of the Shares in any manner, it shall not do so without first obtaining (1) the opinion of counsel to the Company that such proposed disposition or transfer lawfully may be made without the registration of such Shares pursuant to the Securities Act of 1933 and applicable state securities laws, or (2) such registration (it being expressly understood that the Company shall not have any obligation to register the Shares for such purpose).

         Section 3.5 Foreign Laws. Except for filings and approvals required from the Reserve Bank of South Africa, no registration or filing with any regulatory or other governmental authority or other third party is necessary under the laws of the Republic of South Africa or political subdivision thereof in connection with the issuance by the Company of the Shares pursuant to this Agreement, and such issuance is not a violation of any laws, rules or regulations of the Republic of South Africa or any of its political subdivisions.

         Section 3.6 Due Authorization and Absence of Breach. Subject to the approval of this transaction by the Boards of Directors of Atio (PTY) and Atio International as contemplated in Section 6.8 below and the receipt of Reserve Bank approval as contemplated in Section 6.7 below, the execution, delivery and performance of this Agreement by Atio (PTY) and Atio International and the consummation by Atio (PTY) of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Atio (PTY) and Atio International. This Agreement has been duly executed and delivered by Atio (PTY) and Atio International and, subject to the approval of this transaction by the Boards of Directors of Atio (PTY) and Atio International as contemplated in

Section 6.8 below, is a valid and binding obligation of each of them, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement by Atio (PTY) and Atio Internationa nor the consummation by Atio
(PTY) and Atio International of the transactions contemplated hereby will: (i) violate any provision of the certificate or articles of incorporation, by-laws or other governing documents of Atio (PTY) or Atio International or of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body that is either applicable to, binding upon or enforceable against Atio (PTY) or Atio International; or (ii) result in an breach of or default under any mortgage, contract, agreement, indenture, will, trust or other instrument that is either binding upon or enforceable against Atio (PTY) or Atio International or the assets or properties of Atio (PTY) or Atio International; or (iii) violate any legally protected right of any individual or entity or give to any individual or entity a right or claim against Atio (PTY), Atio International, the Company or the assets or properties of any of them (excluding any claim against VSI under the Netcall Agreement).


                                   ARTICLE IV

                    Additional Covenants of Venturian and VSI

         Section 4.1 Best Efforts. Venturian and VSI shall use their respective best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Article VI to the obligations of Atio (PTY) and Atio International.

         Section 4.2 Conduct of Business Pending the Closing. From the date hereof until the Closing, VSI shall use commercially reasonable efforts to preserve, protect and maintain the business and assets of VSI and operate VSI consistent with prior practice and in the ordinary course of business. Without limiting the generality of the foregoing, from the date hereof until the Closing, except for transactions expressly approved in writing by Atio
(PTY), VSI shall:

              (a) maintain and keep in full force and effect all Insurance;

              (b) use commercially reasonable efforts to preserve intact the organization and reputation of VSI, to keep available the services of its present executives, employees and agents, and to preserve the good will of its suppliers, customers and others having business relationships with VSI;

              (c) maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

              (d) not enter into, amend or terminate any employment, bonus, severance or retirement contract or arrangement, nor increase any salary or other form of compensation payable or to become payable to any executives or employees, other than in the ordinary course of business;

              (e) not enter into, amend or terminate, or agree to enter into, amend or terminate, any Material Contract, other than in the ordinary course of business and except as contemplated in Section 1.4 above;

              (f) not extend credit in the sale of products, collection of receivables or otherwise, other than in the ordinary and regular course of business;

              (g) not declare, set aside or pay any dividend or make any other distribution with respect to its capital stock;

              (h) not merge or consolidate with or agree to merge or consolidate with, nor purchase or agree to purchase all or substantially all of the assets of, nor otherwise acquire, any corporation, partnership, or other business organization or division thereof;

              (i) not sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets, properties, rights or claims, except in the ordinary course of business;

              (j) not authorize for issuance, issue, sell or deliver any additional shares of its capital stock of any class or any securities or obligations convertible into shares of its capital stock of any class or issue or grant any option, warrant or other right to purchase any shares of its capital stock of any class, other than grants of options to employees (including without limitation new employees) in the ordinary course of business;

              (k) not incur or become subject to, nor agree to incur or become subject to, any debt, obligation or liability, contingent or otherwise, except current liabilities and contractual obligations in the ordinary course of business; or

              (l) not take any action to seek, encourage, solicit or support any inquiry, proposal, expression of interest or offer from any other person or entity with respect to an acquisition, combination or similar transaction involving VSI or substantially all of its assets, and VSI will promptly inform Atio (PTY) of the existence of any such inquiry, proposal, expression of interest or offer and shall not without the written consent of Atio (PTY) furnish any information to or participate in any discussions or negotiations with any other person or entity regarding the same. From the date hereof through the Closing, VSI shall confer with one or more designated representatives of Atio (PTY) to report material operational matters and the general status of on-going operations of VSI, to the extent such designated representatives reasonably request. VSI shall promptly notify Atio (PTY) of any material adverse change in the financial condition, results of operations, properties, business or prospects of VSI and shall keep Atio (PTY) fully informed of such events and permit Atio (PTY)'s representatives to participate in discussions relating thereto.

         Section 4.3 Access. From the date hereof through the Closing Date, VSI shall give Atio (PTY) and its representatives full and free access to all properties, facilities, personnel, books, contracts, leases, commitments and records, and during this period VSI shall furnish Atio (PTY) with all financial and operating data and other information as to VSI and its assets, properties, rights and claims, as Atio (PTY) may from time to time reasonably request. In particular, VSI shall, (a) afford to the officers, employees, attorneys, accountants, appraisers, environmental engineers and other authorized representatives of Atio (PTY) reasonable access, during normal business hours, to the offices, plants, properties, books and records of VSI in order that Atio
(PTY) may have full opportunity to make such engineering, environmental, legal, financial, accounting and other reviews or investigations of VSI as Atio (PTY) shall desire to make, (b) use its best efforts to cause its independent public accountants to permit Atio (PTY)'s independent public accountants to inspect their work papers and other records of VSI, and (c) furnish to Atio (PTY) and its authorized representatives such additional financial and operating data and other information regarding its assets, properties, rights, claims, contracts, goodwill and business as Atio (PTY) shall from time to time reasonably request.


         Section 4.4 Post-August Advances. Immediately following the Closing (whether consummated pursuant to Sections 1.2 through 1.3 or Section 1.4 above), VSI shall repay to Venturian the Post-August Advances (and, if necessary, the parties shall cause the Company to contribute funds to VSI to enable it to do
so); provided, however, that without the prior consent of Atio (PTY), Venturian shall not make to VSI Post-August Advances in excess of $250,000 per month.

                                    ARTICLE V

            Additional Covenants of Atio (PTY) and Atio International

         Section 5.1 Best Efforts. Atio (PTY) and Atio International shall use their respective best efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Article VII to the obligations of Venturian, VSI and Sharon.


                                   ARTICLE VI

        Conditions to the Obligation of Atio (PTY) and Atio International

         The obligations of Atio (PTY) and Atio International pursuant to
Article I above shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions (unless such conditions are waived prior to the Closing, which Atio (PTY) may do on behalf of both of them):

         Section 6.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of VSI, Venturian and Sharon contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time (subject to changes arising out of the operation by VSI of its business in the ordinary course and in compliance with the terms of this Agreement between the date of this Agreement and the Closing Date, which changes shall not, individually or in the aggregate, be materially adverse). VSI and Venturian shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. VSI and Venturian shall have delivered to Atio (PTY) and Atio International a certificate, dated as of the Closing Date and signed by an officer of VSI and Venturian, certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with.

         Section 6.2 License Agreement. The Company shall have executed and delivered to Atio (PTY) the License Agreement.

         Section 6.3 Shareholders Agreement. The Company and each of its shareholders shall have executed and delivered a shareholders agreement in the form attached hereto as Exhibit B (the "Shareholders Agreement").

         Section 6.4 Employment Services Agreement. The Company and Atio International shall have executed and delivered an Employment Services Agreement (the "Employment Services Agreement") in a form to be agreed upon among all of the parties hereto pursuant to which Atio International shall provide to the Company the services of certain employees.

         Section 6.5 Opinion of Counsel. Atio (PTY) and Atio International shall have received an opinion dated the Closing Date from Leonard, Street and Deinard, counsel for Venturian and VSI, in form and substance reasonably satisfactory to such parties.

         Section 6.6 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby.

         Section 6.7 Reserve Bank. Atio (PTY) shall have received all required approvals from the Reserve Bank of South Africa to consummate the transactions contemplated herein, including, without limiting the generality of the foregoing, the payment of the amount contemplated in Subparagraph 1.2(a)(ii) above.

         Section 6.8 Board of Directors Approval. This Agreement and the transactions contemplated herein shall have been approved by the Board of Directors of Atio (PTY) and Atio

International; provided, however, that this condition shall be deemed to have been satisfied unless Atio (PTY) or Atio International, as the case may be, delivers to Venturian, prior to the tenth day following the date of this Agreement, written notice that such condition has not been satisfied.

         Section 6.9 Distribution Agreements. The Company and Atio International shall have executed and delivered a distribution agreement (the "Distribution Agreement") in a form to be agreed upon among all of the parties hereto pursuant to which Atio International (or, in the case of Africa, Atio (PTY) as a sub-distributor) shall distribute the Company's products in all territories outside of North America.


                                   ARTICLE VII

             Conditions to Obligations of Venturian, VSI and Sharon

         The obligations of Venturian, VSI and Sharon pursuant to Article I above shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions (unless such conditions are waived, which Venturian may do on behalf of Venturian, VSI and Sharon):

         Section 7.1 Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of Atio (PTY) and Atio International contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time (subject to changes arising out of the operation by Atio (PTY) and Atio International of their respective businesses in the ordinary course and in compliance with the terms of this Agreement between the date of this Agreement and the Closing Date, which changes shall not, individually or in the aggregate, be materially adverse). Atio (PTY) and Atio International shall have performed and complied with all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Atio (PTY) and Atio International shall have delivered to Venturian, VSI and Sharon a certificate, dated as of the Closing Date and signed by an officer of Atio (PTY) and Atio International, certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with.

         Section 7.2 License Agreement. Atio (PTY) and the Company shall each have executed and delivered the License Agreement.

         Section 7.3 Shareholders Agreement. The Company and its shareholders shall have executed and delivered the Shareholders Agreement.

         Section 7.4 Employment Services Agreement. The Company and Atio International shall have executed and delivered the Employment Services Agreement.

         Section 7.5 Opinion of Counsel. Venturian, VSI and Sharon shall have received an opinion, dated the Closing Date, from McDermott, Will & Emery, counsel for Atio (PTY) and Atio International, in form and substance reasonably satisfactory to such parties.

         Section 7.6 No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby.

         Section 7.7 Board of Directors Approval. This Agreement, and the transactions contemplated herein, shall have been approved by the Boards of Directors of Venturian and VSI; provided, however, that this condition shall be deemed to have been satisfied unless prior to the tenth day following the date of this Agreement Venturian or VSI, as the case may be, delivers to Atio International written notice that such condition has not been satisfied.

         Section 7.8 Distribution Agreement. The Company and Atio International shall have executed and delivered the Distribution Agreement.


                                  ARTICLE VIII

                        Certain Actions After the Closing

         Section 8.1 Execution of Further Documents. From and after the Closing, upon the reasonable request of a party hereto, the other party shall execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be appropriate to carry out the transactions contemplated by this Agreement.

         Section 8.2 Exchange of Options. Promptly after the Closing, the parties shall cooperate to cause all options outstanding as of the date hereof to purchase common shares of VSI to be exchanged for options to purchase a like number of common shares of the Company.


                                   ARTICLE IX

                                 Indemnification

         Section 9.1 Agreement by Venturian to Indemnify. Venturian shall indemnify and hold Atio (PTY) and Atio International harmless in respect of the aggregate of all indemnifiable damages of Atio (PTY) and Atio International. For purposes of this Agreement, "indemnifiable damages" shall mean the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including court costs, amounts paid in settlements, judgments, and reasonable related counsel fees and expenses, including those for investigating and defending). Indemnifiable damages of Atio (PTY) and Atio International shall mean indemnifiable damages incurred or suffered by Atio (PTY) or Atio International
(i) resulting from any inaccurate representation or warranty made by VSI or Venturian in Article II hereof or (ii) resulting from any default in the performance of any of the covenants or agreements made by VSI or Venturian in this Agreement or any agreement, assignment, certificate or other instrument executed in connection with the Closing of the transactions contemplated herein; provided, however, that neither VSI nor Venturian shall have any liability to Atio (PTY) or Atio International for any indemnifiable damages arising out of any breach of any representation or warranty if Atio (PTY) or Atio International had actual knowledge of such breach prior to the Closing unless, prior to the Closing, Atio
(PTY) or Atio International notified Gary Rappaport of such breach an Mr. Rappaport, or Venturian's legal counsel, asserted that such breach did not constitute a basis for Atio (PTY) or Atio International to refuse to close the transactions contemplated herein pursuant to Section 6.1 hereof. Nothing in this paragraph shall be interpreted as providing Mr. Rappaport or Venturian's legal counsel with a right to require Atio (PTY) or Atio International to close the transactions contemplated herein if such asserted breach violates Section 6.1 hereof. The disclosure of a matter in the Disclosure Schedule shall not be deemed to create actual knowledge on the part Atio (PTY) or Atio International except to the extent that it is made with sufficient particularity that a reasonable party in the position of Atio International or Atio (PTY) would understand the substance thereof and its relationship to the relevant representation or warranty.

         Section 9.2 Agreements by Atio (PTY) and Atio International to Indemnify. Atio (PTY) and Atio International, jointly and severally, shall indemnify and hold VSI, Venturian and Sharon harmless in respect of the aggregate of all indemnifiable damages of VSI, Venturian or Sharon. For this purpose, "indemnifiable damages of VSI, Venturian or Sharon" shall mean the indemnifiable damages incurred or suffered by VSI, Venturian or Sharon (i) resulting from any inaccurate representation or warranty made by Atio (PTY) or Atio International in Article III hereof or (ii) resulting from any default in the performance of any of the covenants or agreements made by Atio

(PTY) or Atio International in this Agreement or any agreement, assignment, certificate or other instrument executed in connection with the Closing of the transactions contemplated herein; provided, however, that neither Atio (PTY) nor Atio International shall have any liability with respect to any indemnifiable damages arising out of any breach of any representation or warranty made by Atio
(PTY) or Atio International if VSI or Venturian had actual knowledge of such breach prior to the Closing.

         Section 9.3 Survival. The representations and warranties of the parties set forth in Articles II and III hereof shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated herein through December 31, 1999 and shall thereafter terminate, except with respect to claims for the breach thereof made in writing delivered to the breaching party on or prior to December 31, 1999. Notwithstanding the foregoing, the representations and warranties set forth in Sections 2.2 and 2.3 shall survive indefinitely and the representations and warranties set forth in Sections 2.21 shall survive for ninety (90) days after the expiration of the applicable statute of limitations.

         Section 9.4 Limitation on Indemnification Claims. Notwithstanding anything in this Agreement to the contrary, no party to this Agreement shall have any liability to another party to this Agreement with respect to the breach of any representation or warranty except to the extent the indemnifiable damages of the party to whom the liability is owed with respect to all breaches of representations and warranties set forth in this Agreement exceeds $50,000; and the aggregate liability of Venturian and VSI, on the one hand, and Atio (PTY) and Atio International, on the other hand, for all breaches of representations and warranties set forth in this Agreement shall not exceed $500,000. A claim for indemnification pursuant to this Section 9 shall be the sole remedy of a party for the breach of any representation or warranty made in connection with the transactions contemplated herein.

         Section 9.5 Indemnification Procedure on Third Party Claims.

              (a) Promptly after receipt by a party (an "Indemnified Party") of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which such Indemnified Party may be entitled to indemnification hereunder, such Indemnified Party shall, within twenty (20) days, notify the other party (the "Indemnifying Party") of such complaint or of the commencement of such action or proceeding; provided, however, that the failure to so notify the Indemnifying Party shall relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of material rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party shall have the right, upon written notice delivered to the Indemnified Party within twenty (20) days thereafter, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such 20-day period, then such Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such counsel as incurred. In any action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Indemnifying Party or the

Indemnified Party, as the case may be, shall at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any action the defense of which it is maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

              Section 9.6 No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless (i) the Indemnifying Party shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; (ii) the terms or effect of the settlement shall not encumber any of the assets of any Indemnified Party or any affiliate thereof, or contain or result in any restriction, interference or condition that would apply to such Indemnified Party or its affiliates or to the conduct of any of their respective businesses; and (iii) the Indemnifying Party shall obtain, as a condition of such settlement, a complete unconditional release of such Indemnified Party.

                                    ARTICLE X

                                  Miscellaneous

         A. Brokers' Commission. Atio (PTY) and Atio International shall indemnify and hold harmless VSI and Venturian from the commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by Atio (PTY) or Atio International to bring about, or to represent it in, the transactions contemplated hereby. Venturian shall indemnify and hold harmless Atio (PTY) and Atio International from the commission, fee or claim of any person, firm or corporation employed or retained or claiming to be employed or retained by VSI or Venturian to bring about, or to represent it in, the transactions contemplated hereby (including, without limitation, any claim by The Smaby Group, Inc. that it is entitled to amounts in excess of that provided in the last sentence of this paragraph). The indemnification obligations of the parties under this Section 10.1 shall not be subject to the limitations set forth in Section 9.4 above. Notwithstanding the foregoing, if requested by Venturian in connection with the closing of the transactions contemplated herein, the Company shall (at no cost to Venturian) issue up to 37,500 common shares of its capital stock to The Smaby Group, Inc.

         B. Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

         C. Payment of expenses. Each party to this Agreement shall pay all of the expenses incurred by it in connection with this Agreement, including without limitation its legal and accounting fees.

         D. Termination.

              1. Anything to the contrary herein notwithstanding, this Agreement may be terminated and the transaction contemplated hereby may be abandoned:

                   a) by the mutual written consent of each of the parties hereto at any time prior to the Closing Date;

                   b) by Venturian or Atio International at any time prior to the Closing Date if there shall be a pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby;

                   c) by Atio International in the event of the material breach by VSI or Venturian of any provision of this Agreement, which breach is not remedied by VSI or Venturian within fourteen (14) Minnesota business days after receipt of notice thereof from Atio International;

                   d) by Venturian in the event of the material breach by Atio
(PTY) or Atio International of any provision of this Agreement, which breach is not remedied by Atio (PTY) or Atio International within fourteen (14) Minnesota business days after receipt of notice thereof from Venturian;

                   e) by Venturian or Atio (PTY) in the event that Venturian, VSI, Atio (PTY) or Atio International delivers notice prior to the tenth day following the date of this Agreement that the condition set forth in Section 6.8 or 7.7 above has not been satisfied; or

                   f) by Venturian or Atio International if the Closing has not taken place by October 31, 1997.

If this Agreement is terminated pursuant to clauses (i), (ii), (v) or (vi) of this paragraph (a), no party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement, except that the termination of this Agreement pursuant to clause (vi) above by any party then in breach of any of its representations, warranties or covenants hereunder shall not relieve such party of its liability for such breach (for purposes of this sentence, Atio International and Atio (PTY) shall be considered the same party and Venturian and VSI shall be considered the same party). Any termination of this Agreement pursuant to clauses (iii) or (iv) of this paragraph (a) shall be without prejudice to any other rights or remedies of the respective parties.

         E. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives. No party may assign its rights or delegates its obligations under this Agreement without the prior written consent of the other party hereto and any purported assignment or delegation without such prior written consent shall be void and of no force or effect.

         F. Third Party Beneficiaries. This Agreement is made solely and specifically between and for the benefit of the parties hereto and no other person shall have any rights, interests or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

         G. Entire Agreement. This instrument and the exhibits and schedules attached hereto and the confidentiality agreement previously entered into between Atio (PTY) and VSI contain the entire agreement of the parties hereto with respect to the subscription and issuance of the Shares and supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits attached hereto.

         H. Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         I. Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         J. Notices. Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, as follows:

         If to VSI or Venturian,            11111 Excelsior Boulevard
         addressed to:                      Hopkins, MN  55343
                                            Attention:  Gary B. Rappaport

         with a copy to:                    Leonard, Street and Deinard
                                            Suite 2300
                                            South Fifth Street
                                            Minneapolis, Minnesota  55402
                                            Attention:  Morris M. Sherman

         If to Atio (PTY),                  ATIO Corporation (PTY) Ltd.
         addressed to:                      P.O. Box 4467
                                            Rivonia 2128
                                            Republic of South Africa
                                            Attention:  Gary Craul

         with a copy to:                    McDermott, Will & Emery
                                            227 West Monroe Street, Suite 3100
                                            Chicago, IL  60606-5096
                                            Attention:  Stuart M. Berkson, P.C.

         If to Atio International:          11111 Excelsior Boulevard
         addressed to:                      Hopkins, Minnesota 55343
                                            Attention:  Willem Ellis

         with a copy to:                    McDermott, Will & Emery
                                            227 West Monroe Street
                                            Suite 3100
                                            Chicago, IL  60606-5096

                                            Attention:  Stuart M. Berkson, P.C.

         If to Sharon:                      Ilan Sharon
                                            11111 Excelsior Boulevard
                                            Hopkins, Minnesota  55343

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given on the date it is so delivered, and any notice delivered by recognized international courier service shall be deemed to have been given on the date it is received.

         K. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

         L. Arbitration; Legal Proceedings.

              1. The parties shall attempt in good faith to resolve any dispute arising out of or relating in any manner to this Agreement, the breach, termination or validity thereof or the transactions contemplated herein (including, without limitation, any claim for indemnification pursuant to Article IX hereof and any statutory or common law claim) promptly by negotiation between representatives of the parties, each of whom has authority to settle the controversy. Any party may giv the others written notice that a dispute exists (a "Notice of Dispute"). The Notice of Dispute shall include a statement of such party's position and the name and title of the representative who will represent such party. Within ten (10) days of the delivery of the Notice of Dispute, the parties' respective representatives shall meet at a mutually acceptable time and place, and thereafter as long as they reasonably deem necessary, to attempt to resolve the dispute. All documents and other information or data on which each party relies concerning the dispute shall be furnished or made available on reasonable terms to the other party at or before the first meeting of the parties as provided by this paragraph.

              2. Any controversy or claim arising out of or relating to this Agreement, the breach, termination or validity thereof, or the transactions contemplated herein (including, without limitation, any claims for indemnification pursuant to Article IX hereof and any statutory or common law claim), if not settled by negotiation as provided in paragraph (a) of this
Section 10.12, shall be settled by arbitration in New York, New York, in accordance with the CPR Rules for Non- Administered Arbitration of Business Disputes, by three arbitrators. Any party may initiate arbitration twenty (20) days following the delivery of a Notice of Dispute if the dispute has not then been settled by negotiation, or sooner if the other party fails to participate in negotiation in accordance with paragraph (a) above. The three arbitrators shall be appointed as provided by CPR Rule 5, Selection of Arbitrators by the parties. The arbitrators shall have no power to add to or detract from the agreements of the parties and shall not have the authority to make any ruling or award that does not conform to the terms and conditions of this Agreement. Without limitation of the foregoing, the arbitrators shall have no power to terminate this Agreement other than in accordance with its terms and shall have no power to award punitive damages. The arbitration procedure shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and the award rendered by the arbitrator shall be final and binding on the parties and may be entered in any court having jurisdiction thereof.

              3. Each party shall have discovery rights as provided by the United States Federal Rules of Civil Procedure; provided, however, that all such discovery shall be commenced and concluded within sixty (60) days of the initiation of arbitration.

              4. It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable. Unless the parties otherwise agree, once commenced, the hearing on the disputed matters shall be held four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrators shall use all reasonable efforts to issue the final award or awards within a period of five business days after closure of the proceedings. Failure of the arbitrators to meet the time limits of this Paragraph 10.12(d) shall not be a basis for challenging the award.

              5. The arbitrators shall instruct the non-prevailing party to pay all costs of the proceedings, including the fees and expenses of the arbitrators and the reasonable attorneys' fees and expenses of the prevailing party. If the arbitrators determine that there is not a prevailing party, each party shall be instructed to bear its own costs and to pay one-half of the fees and expenses of the arbitrators.

              6. Each party hereto hereby agrees that any legal proceeding instituted to enforce an arbitration award hereunder will be brought in the U.S. federal courts situated in New York (which shall have sole and exclusive jurisdiction thereof), and hereby submits to personal jurisdiction therein and irrevocably waives any objection as to venue therein, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. VSI and Venturian each hereby designates, appoints and empowers Morris M. Sherman, presently having offices at Leonard, Street and Deinard, Suite 2300, 150 South Fifth Street, Minneapolis, Minnesota 55402, as VSI's true and lawful agent for service of process to receive and accept on their behalf service of process in any such proceeding brought in any such courts. Sharon hereby designates, appoints and empowers Steven Wolosky, presently having offices at Olshan Grundman From & Rosenzweig LLP, 505 Park Avenue, 16th Floor, New York, NY 10022-1106 as Sharon's true and lawful agent for service of process to receive and accept on its behalf service of process in any such proceeding brought in any such courts. Atio (PTY) and Atio International each hereby designates, appoints and empowers Stuart M. Berkson, P.C., presently having offices at 227 West Monroe Street, Chicago, Illinois, as the Purchaser's true and lawful agent for service of process to receive and accept on their behalf service of process in any such proceeding brought in any such courts. Each of the foregoing parties agrees that the failure of the process agent appointed by such person to give notice of process to such person shall not impair or affect the validity of service upon such agent or of any judgment based thereon, and each such person irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by certifie mail, postage prepaid, to such person's address for notice under this Agreement. Nothing herein shall preclude any of the parties hereto from serving process in any other manner or in any other jurisdiction in connection with enforcing an arbitration award hereunder.

         M. Termination of Existing Shareholder's Agreement. Upon the consummation of the transactions contemplated herein, the Amended and Restated Shareholders Agreement among Venturian, VSI and Sharon shall terminate and be of no further force or effect, automatically and immediately without any further action by any party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         ATIO CORPORATION (PTY) LTD


                                         By  /s/ Gary Craul
                                            Its Chief Executive

                                         ATIO CORPORATION INTERNATIONAL, INC.


                                         By  /s/ Willem Ellis
                                            Its Chairman

                                         VENTURIAN CORP.


                                         By  /s/ Gary B. Rappaport
                                            Its President

                                         VENTURIAN SOFTWARE ENTERPRISES, INC.


                                         By  /s/ Ilan Sharon
                                            Its  President


                                         /s/ Ilan Sharon
                                         Ilan Sharon

                                    EXHIBITS


Exhibit A      Atio Corporation USA, Inc. Articles of Incorporation (Not filed.)

Exhibit B      Shareholders Agreement (See Exhibit 10.3)